Exhibit 10.1

FIRST AMENDMENT TO

EIGHTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Eighth Amended and Restated Loan and Security Agreement (the “First Amendment”) is made as of the 27th day of April, 2007, by and among

RESTORATION HARDWARE, INC., a corporation organized under the laws of the State of Delaware (the “Lead Borrower”) and THE MICHAELS FURNITURE COMPANY, INC., a corporation organized under the laws of the State of California (together with the Lead Borrower, individually, a “Borrower” and collectively, the “Borrowers”), each having a place of business at 15 Koch Road, Suite J, Corte Madera, California 94925;

the LENDERS party hereto;

BANK OF AMERICA, N.A., a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as Agent for the Lenders;

THE CIT GROUP/BUSINESS CREDIT, INC., having a place of business at 300 South Grand Avenue, 10th Floor, Los Angeles, California 90071, as Co-Administrative Agent; and

WELLS FARGO RETAIL FINANCE, LLC, having a place of business at One Boston Place, 18th Floor, Boston, Massachusetts 02108, as Documentation Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the parties hereto have entered into an Eighth Amended and Restated Loan and Security Agreement dated as of June 19, 2006 (as in effect, the “Loan Agreement”); and

WHEREAS, the parties hereto have agreed to amend certain provisions of the Loan Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

2.	Amendment to Cover Page. The cover page of the Loan Agreement is hereby amended by deleting “$150,000,000”.

3.	Amendments to Section 1. The provisions of Section 1 of the Loan Agreement are hereby amended as follows:

a.	The lead-in paragraph to Section 1 of the Loan Agreement is hereby amended by deleting “$150,000,000” in the third line thereof and substituting “$190,000,000, as the same may be increased or decreased in accordance with the terms of this Agreement” in its stead.

b.	Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted in its stead:

“1.1	Revolving Credit Loans.

Each Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrowers in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) such Lender’s Revolving Loan Commitment minus the product of such Lender’s Revolving Loan Percentage and the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, (ii) so long as the Incremental Revolving Loan Commitments are in effect, the product of such Lender’s Revolving Loan Percentage and an amount equal to the Adjusted Borrowing Base at such time minus the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan minus the then aggregate of Availability Reserves, if any and (iii) at any time after the Incremental Revolving Loan Commitments are no longer in effect, the product of such Lender’s Revolving Loan Percentage and an amount equal to the Borrowing Base at such time minus the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan minus the then aggregate of Availability Reserves, if any. The Revolving Credit Loans shall be further evidenced by, and repayable in accordance with the terms of, the Revolving Notes and shall be secured by all of the Collateral. In no event shall the aggregate of the Revolving Credit Loans and the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, exceed the Total Credit Facility (or, in the event that the Incremental Revolving Loan Commitments have been terminated in accordance with Section 3.13 of this Agreement, the Revolving Credit Maximum Amount). Further, in no event shall (i) the aggregate of the Tranche A Revolving Credit Loans and the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan at any time exceed the lesser of (x) the Revolving Credit Maximum Amount or (y) the Borrowing Base at such time, and (ii) the aggregate outstanding amount of Incremental Revolving Credit Loans at any time exceed the lesser of (x) the Incremental Facility Maximum Amount or (y) the Incremental Availability.”

c.	Section 1.2 of the Loan Agreement is hereby amended by adding “(or, in the event that the Incremental Revolving Loan Commitments have been terminated in accordance with Section 3.13 of this Agreement, the Borrowing Base)” after the words “Adjusted Borrowing Base” in the ninth line thereof.

d.	Section 1.5 of the Loan Agreement is hereby amended by adding “(or, in the event that the Incremental Revolving Loan Commitments have been terminated in accordance with Section 3.13 of this Agreement, the Borrowing Base)” after the words “Adjusted Borrowing Base” in the nineteenth line thereof.

e.	Section 1 of the Loan Agreement is hereby amended by adding the following Section 1.7 at the end thereof:

“1.7	Increase in Tranche A Revolving Loan Commitments.

1.7.1 Request for Increase. Provided no Default then exists or would arise therefrom, upon notice to the Agent (which shall promptly notify the Lenders), the Lead Borrower may from time to time, request an increase in the Tranche A Revolving Loan Commitments by an amount not exceeding $75,000,000 in the aggregate for all such requests (each such increase, a “Commitment Increase”); provided that (i) any such request for an increase shall be in a minimum amount of $15,000,000, and (ii) the Lead Borrower may make a maximum of three such requests. At the time of sending such notice, the Lead Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

1.7.2 Lender Elections to Increase. Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Tranche A Revolving Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Loan Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Tranche A Revolving Loan Commitment.

1.7.3 Notification by Agent; Additional Lenders. The Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Agent and the SwingLine Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Tranche A Revolving Loan Commitments, or decline to increase their Tranche A Revolving Loan Commitments to the amount requested by the Lead Borrower, the Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the

Tranche A Revolving Loan Commitments requested by the Lead Borrower and not accepted by the existing Lenders (and the Lead Borrower may also invite additional Persons to become Lenders subject to the Agent’s consent, which consent shall not be unreasonably withheld) (each such additional Person, together with any Lender which increases its Tranche A Revolving Loan Commitment pursuant to this Section 1.7, an “Additional Commitment Lender”), provided, however, that without the consent of the Agent, at no time shall the Tranche A Revolving Loan Commitment of any Additional Commitment Lender be less than $10,000,000.

1.7.4 Effective Date and Allocations. If the Tranche A Revolving Loan Commitments are increased in accordance with this Section, the Agent and the Lead Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (i) the Tranche A Revolving Loan Commitments under, and for all purposes of, this Agreement shall be increased by the amount of such Commitment Increase, and (ii) the signature pages to the First Amendment shall be deemed modified, without further action, to reflect the revised Tranche A Revolving Loan Commitments of the Lenders.

1.7.5 Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Lead Borrower shall deliver to the Agent a certificate of the Borrowers dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an officer of the Lead Borrower (or, in the case of clause (A) below, such Borrower), (A) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Section 7 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 1.7, the representations and warranties contained in Section 7.1.10 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.1.3, (ii) the Borrowers, the Agent, and any Additional Commitment Lender who is not an existing Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Agent as the Lead Borrower and the Agent may agree; (v) the Borrowers shall deliver to the Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrowers reasonably satisfactory to the Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lenders shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested; and (vii) no Default exists or would arise therefrom. The Borrowers shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.2.5) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Revolving Loan Percentages arising from any nonratable increase in the Tranche A Revolving Loan Commitments under this Section 1.7.

1.7.6 Conflicting Provisions. This Section 1.7 shall supersede any provisions to the contrary contained in Section 11.10 of this Agreement.”

4.	Amendments to Section 2. The provisions of Section 2 of the Loan Agreement are hereby amended as follows:

a.	The provisions of Section 2.3 of the Loan Agreement are hereby amended by adding “, as further supplemented by that certain fee letter dated April 27, 2007” after “July 29, 2005” in the last line thereof.

b.	The provisions of Section 2.4 of the Loan Agreement are hereby amended by deleting “1.5% per annum” in the second line and substituting “those certain percentages per annum set forth in the Applicable Margin for standby letter of credit fees and documentary letter of credit fees, as applicable,” in its stead.

c.	The provisions of Section 2.4 of the Loan Agreement are hereby amended by adding “for standby letters of credit or documentary letters of credit, as applicable,” after the words “Letter of Credit” in the fifth line thereof.

d.	The provisions of Section 2.6 of the Loan Agreement are hereby amended by deleting “Revolving Credit Maximum Amount” in the last line thereof and substituting “Total Credit Facility” in its stead.

5.	Amendments to Section 3. The provisions of Section 3 of the Loan Agreement are hereby amended as follows:

a.	The provisions of Section 3.1.1 of the Loan Agreement are hereby amended by deleting the last sentence thereof in its entirety and substituting the following in its stead:

“In the event that the Incremental Revolving Loan Commitments have not been terminated in accordance with Section 3.13 hereof, (x) during the period from January 1 through March 31 and October 2 through December 31 of any year, in the event that the aggregate outstanding Tranche A Revolving Credit Loans and the LC Amount, plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Tranche A Revolving Credit Loan, exceeds the Borrowing Base minus the then aggregate of Availability Reserves, all Revolving Credit Loans made thereafter by the Lenders in excess of the Borrowing Base minus the then aggregate of Availability Reserves during such period shall be deemed to constitute Incremental Revolving Credit Loans, and (y) during the period from April 1 through October 1 of each year, the Borrowers shall be deemed to have automatically made a request pursuant to this Section 3.1.1 for an Incremental Revolving Credit Loan (which Incremental Revolving Credit Loan shall be a Base Rate Advance unless the Borrowers have given the Agent prior notice of the Borrowers’ election to obtain a LIBOR Advance pursuant to Section 3.1.5 hereof) in an amount equal to the lesser of (A) the Incremental Facility Maximum Amount or (B) the Incremental Availability, which Incremental Revolving Loan shall remain outstanding during such period (unless required to be repaid pursuant to Section 3.3 hereof) and shall be adjusted upon Agent’s receipt of the most recent Borrowing Base Certificate as applicable to reflect any increase or decrease in the Incremental Availability, and repaid, if applicable, by the making of a Tranche A Revolving Credit Loan, and no Tranche A Revolving Credit Loans shall be made hereunder during such period until such time as the aggregate amount of Incremental Revolving Credit Loans is equal to the lesser of (A) the Incremental Facility Maximum Amount or (B) Incremental Availability. All Tranche A Revolving Credit Loans outstanding on April 1 of each year shall be automatically converted to Incremental Revolving Loans in accordance with and to the extent required by the prior sentence, and all Incremental Revolving Credit Loans outstanding on October 2 of each year shall be automatically repaid by the making of a Tranche A Revolving Credit Loan in accordance with the prior sentence. Only Incremental Revolving Credit Loans shall bear interest at the Base Rate plus the Base Rate Margin for Incremental Revolving Credit Loans or at LIBOR plus the LIBOR Margin for Incremental Revolving Credit Loans, as applicable. In no event shall any Lender be obligated to make any Incremental Revolving Credit Loan in excess of such Lender’s Incremental Revolving Loan Commitment.”

b.	The provisions of Section 3.1.5 of the Loan Agreement are hereby amended by deleting “six” in the last line thereof and substituting “eight” in its stead.

c.	The provisions of Section 3.1.6 of the Loan Agreement are hereby amended by deleting “six” in the last line thereof and substituting “eight” in its stead.

d.	The provisions of Section 3.1.7(ii) of the Loan Agreement are hereby amended by deleting “six” in the fourth line thereof and substituting “eight” in its stead.

e.	The provisions of Section 3.2.1 of the Loan Agreement are hereby amended by adding the following sentence at the end thereof:

“During the period from April 1 through October 1 of each year, the principal amount of all Revolving Credit Loans consisting of Tranche A Revolving Credit Loans shall be paid in full prior to the payment of Incremental Revolving Credit Loans.”

f.	Subsections (c), (d) and (e) of Section 3.2.6 of the Loan Agreement are hereby deleted in their entirety and the following substituted in their stead:

“(c) thereafter, to the payment of all other Obligations (excluding Incremental Revolving Credit Loans, the prepayment fee pursuant to Section 2.6, Derivative Obligations or other Obligations not arising under the Loan Documents, including, without limitation, the Other Liabilities) for the ratable benefit of the holders thereof to the full extent thereof (subject to the provisions of this subsection 3.2);

(d) thereafter, to the payment of all other Obligations, including the Incremental Revolving Credit Loans (but excluding the prepayment fee pursuant to Section 2.6, Derivative Obligations or other Obligations not arising under the Loan Documents, including, without limitation, the Other Liabilities) for the ratable benefit of the holders thereof to the full extent thereof (subject to the provisions of this subsection 3.2);

(e) thereafter, to the payment of the prepayment fee pursuant to Section 2.6 hereof;

(f) thereafter, to the payment of all Derivative Obligations or other Obligations not arising under the Loan Documents, including, without limitation, the Other Liabilities, and all costs, expenses, indemnities and attorneys’ fees incurred in connection with such Derivative Obligations or other Obligations not arising under the Loan Documents, including, without limitation, the Other Liabilities, then due and payable pro rata to the full extent thereof; and

(g ) thereafter, to the extent of any excess of such proceeds, to the payment to or upon the order of Borrowers or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.”

g.	The provisions of Section 3.3.1 of the Loan Agreement are hereby amended by adding “(subject to Section 3.2.1 hereof)” after “the outstanding principal balance of the Revolving Credit Loans” in the tenth line and the eighteenth line thereof.

h.	The provisions of Section 3 of the Loan Agreement are hereby amended by adding the following Section 3.13 at the end thereof:

“3.13	Termination of Incremental Revolving Loan Commitments

At any time that the Borrowers shall have satisfied the Pro Forma Availability Condition, the Lead Borrower (on behalf of the Borrowers) may terminate the Incremental Revolving Loan Commitments in whole but not in part without penalty or premium. The Borrowers shall pay to the Agent for application as provided herein, at the effective time of any such termination, (i) all Unused Line Fees accrued on the Incremental Revolving Loan Commitments so terminated, and (ii) all Incremental Revolving Credit Loans to the Borrowers outstanding on such date.”

6.	Amendments to Section 4. The provisions of Section 4 of the Loan Agreement are hereby amended as follows:

a.	The provisions of Section 4.1 of the Loan Agreement are hereby amended by deleting “June 30, 2011” in the third line thereof and substituting “June 30, 2012” in its stead.

b.	The provisions of Section 4.2.2 of the Loan Agreement are hereby amended by deleting the last sentence thereof in its entirety and by substituting the following in its stead:

“No section of this Agreement or, except as provided in Section 3.13 hereof, type of Loan available hereunder, may be terminated singly.”

7.	Amendments to Section 6. The provisions of Section 6.3 of the Loan Agreement are hereby amended by deleting subsections (c) and (d) of Section 6.3 in their entirety and substituting the following in their stead:

“(c) Borrowers shall pay to Agent all out-of-pocket expenses incurred by Agent in connection with audit of the books and records and Properties of Borrowers and their Subsidiaries and such other matters as Agent shall deem appropriate in its sole judgment, whether such audits are conducted by employees of Agent or by third parties hired by Agent; provided that the Borrowers shall be responsible only for the costs and expenses of up to one such audit in any twelve month period following the First Amendment Effective Date unless (i) an Event of Default shall have occurred and be continuing or (ii) Availability under the Adjusted Borrowing Base (or, if the Incremental Revolving Loan Commitments have been terminated in accordance with Section 3.13, under the Borrowing Base) is at any time less than $30,000,000 (in which either event the Agent may undertake such additional audits as it deems appropriate at the expense of the Borrowers). Notwithstanding the foregoing limitations on the Borrowers’ obligation to pay the expenses for such audit as set forth above, the Agent may undertake such additional audits in its sole judgment, at the expense of the Lenders. Such out-of-pocket expenses shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrowers.

(d) From time to time, Agent may, at Borrowers’ expense, obtain appraisals conducted by such appraisers (who may be personnel of Agent) as are satisfactory to Agent; provided that the Borrowers shall be responsible only for the costs and expenses of up to one such appraisal in any twelve month period following the First Amendment Effective Date unless (i) an Event of Default shall have occurred and be continuing or (ii) Availability under the Adjusted Borrowing Base (or, if the Incremental Revolving Loan Commitments have been terminated in accordance with Section 3.13, under the Borrowing Base) is at any time less than $30,000,000 (in which either event the Agent may undertake such additional appraisals as it deems appropriate at the expense of the Borrowers). Notwithstanding the foregoing limitations on the Borrowers’ obligation to pay the expenses for such appraisals as set forth above, the Agent may undertake such additional appraisals in its sole judgment, at the expense of the Lenders. Such out-of-pocket expenses shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrowers.”

8.	Amendments to Section 8. The provisions of Section 8 of the Loan Agreement are hereby amended as follows:

a.	Section 8.1.4 of the Loan Agreement is hereby deleted in its entirety and the following substituted in its stead:

“8.1.4 Borrowing Base Certificates. On the first Monday of each fiscal month (or more frequently as the Borrowers may elect), Borrowers shall deliver to Agent a Borrowing Base Certificate as of the last day of the immediately preceding month, with such supporting materials as Agent shall reasonably request; provided that if (a) a Default or Event of Default exists or (b) Availability under the Adjusted Borrowing Base (or, if the Incremental Revolving Loan Commitments have been terminated in accordance with Section 3.13, under the Borrowing Base) is at any time less than $30,000,000, such Borrowing Base Certificate shall, at the election of Agent, be furnished on Monday of each week for the previous week ending Saturday.”

b.	Section 8.2.3 of the Loan Agreement is hereby amended by deleting “$10,000,000” in clause (iv) thereof and substituting “$30,000,000” in its stead.

c.	Section 8.2.18 of the Loan Agreement is hereby deleted in its entirety and the following substituted in its stead:

“8.2.18 Fixed Charge Coverage Ratio. In the event that Availability under the Adjusted Borrowing Base (or, in the event that the Incremental Revolving Loan

Commitments have been terminated in accordance with Section 3.13 hereof, under the Borrowing Base) shall at any time be less than $15,000,000, the Borrowers shall not permit the Fixed Charge Coverage Ratio to be less than 1.0:1.0 (as determined pursuant to the most recent Compliance Certificate delivered by the Borrowers to the Agent pursuant to Section 8.1.3(d) hereof) until such time as Availability under the Adjusted Borrowing Base (or, in the event that the Incremental Revolving Loan Commitments have been terminated in accordance with Section 3.13 hereof, under the Borrowing Base) has been equal to or greater than $15,000,000 for at least thirty (30) days.”

9.	Amendment to Section 11. Section 11.10 of the Loan Agreement is hereby amended by adding “or Section 3.2.6 or the aggregate amount of the Commitment Increases permitted pursuant to Section 1.7 hereof” after “amend Section 1.2” in clause (12) thereof.

10.	Amendment to Section 12. Section 12 of the Loan Agreement is hereby amended as follows:

a.	Section 12.5 of the Loan Agreement is hereby amended by adding “including, without limitations, the Additional Commitment Lenders” at the end thereof.

b.	Section 12.8 of the Loan Agreement is hereby amended by deleting the notice address for the Agent and substituting the following in its stead:

Bank of America, N.A.

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention: Mr. Stephen Garvin

Facsimile No. (617) 434-6685

c.	Section 12.16 of the Loan Agreement is hereby amended by adding the following at the end thereof:

“IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN CLAUSE (i) OF THE PRECEEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(1) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBPARAGRAPH 2 BELOW, ANY CLAIM WILL BE RESOLVED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.

(2) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF), (C) APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A)—(D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.

(3) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

(4) ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(5) THE REFEREE SHALL APPLY THE RULES OF DISCOVERY AND EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF

CALIFORNIA TO THE REFERENCE PROCEEDING AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.”

11.	Amendments to Appendix A. The provisions of Appendix A to the Loan Agreement are hereby amended as follows:

a.	The definition of “Adjusted Borrowing Base” is hereby deleted in its entirety and the following substituted in its stead:

“Adjusted Borrowing Base” – means, at any time of calculation, an amount equal to the sum of the following:

(a) The product of (i) 100% multiplied by (ii) the Appraised Inventory Liquidation Value of Eligible Inventory of the Lead Borrower and the Canadian Affiliate (net of Inventory Reserves); plus

(b) The lesser of (x) the product of (i) 90% multiplied by (ii) the Appraised Inventory Liquidation Value of Eligible Inventory of Michaels (net of Inventory Reserves) or (y) $2,000,000; plus

(c) The product of (i) the amount of Eligible Credit Card Receivables of the Lead Borrower and the Canadian Affiliate (net of Receivables Reserves) multiplied by (ii) 90%;

provided, however, that until the Agent obtains a perfected security interest in the Canadian Assets, the amounts set forth in clauses (a) and (c) attributable to the Canadian Affiliate shall not be included in the Adjusted Borrowing Base calculation; and provided further that Eligible In-Transit Inventory shall not constitute more than twenty percent (20%) of the Eligible Inventory at any time.”

b.	The definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

“Applicable Margin” – as of the First Amendment Effective Date, the percentages with respect to the Base Rate Revolving Portion (other than Incremental Revolving Credit Loans), the LIBOR Revolving Portion (other than Incremental Revolving Credit Loans), the Incremental Revolving Credit Loans, the Standby Letter of Credit Fees and the Documentary Letter of Credit Fees set forth in Level I below:

Level	Average Net Availability	Base Rate Margin	LIBOR Margin	Base Rate Margin for Incremental Revolving Credit Loans	LIBOR Margin for Incremental Revolving Credit Loans	Standby Letter of Credit Fees	Documentary Letter of Credit Fees
I	>$40,000,000	0%	1.00%	0%	2.00%	0.75%	0.50%
II	<=$40,000,000 and >$20,000,000	0%	1.25%	0%	2.00%	1.00%	0.625%
III	<=$20,000,000	0%	1.50%	0%	2.00%	1.25%	0.75%

The Applicable Margin shall thereafter be adjusted quarterly as of the first day of each fiscal quarter of the Borrowers commencing with the fiscal quarter beginning August 7, 2007, based upon the Borrowers’ Average Net Availability for the immediately preceding fiscal quarter. Upon the occurrence and during the continuance of an Event of Default, at the option of the Agent or at the direction of the Majority Lenders, interest shall be immediately increased to that set forth in Level III (even if the Average Net Availability requirements for a different Level have been met) and interest shall accrue at the rate set forth in Section 2.1.2.”

c.	The definition of “Borrowing Base” is hereby deleted in its entirety and the following substituted in its stead:

“Borrowing Base” – means, at any time of calculation, an amount equal to the sum of the following:

(a) The product of (i) 90% multiplied by (ii) the Appraised Inventory Liquidation Value of Eligible Inventory of the Lead Borrower and the Canadian Affiliate (net of Inventory Reserves); plus

(b) The lesser of (x) the product of (i) 90% multiplied by (ii) the Appraised Inventory Liquidation Value of Eligible Inventory of Michaels (net of Inventory Reserves) or (y) $2,000,000; plus

(c) The product of (i) the amount of Eligible Credit Card Receivables of the Lead Borrower and the Canadian Affiliate (net of Receivables Reserves) multiplied by (ii) 90%;

provided, however, that until the Agent obtains a perfected security interest in the Canadian Assets, the amounts set forth in clauses (a) and (c) attributable to the Canadian Affiliate shall not be included in the Borrowing Base calculation; and provided further that Eligible In-Transit Inventory shall not constitute more than twenty percent (20%) of the Eligible Inventory at any time.”

d.	The definition of “Obligations” is hereby deleted in its entirety and the following substituted in its stead:

“Obligations” – all Loans, all LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers to any Lender or Agent, for its own benefit and the benefit of the Lenders, or from Borrowers to Bank or to any other affiliate of Bank of America, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, including, without limitation, the Other Liabilities, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Derivative Obligations owing to Agent, any Lender or Bank and all interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.”

e.	The definition of “Receivables Advance Rate” is hereby deleted in its entirety.

f.	The definition of “Revolving Credit Loan” is hereby deleted in its entirety and the following substituted in its stead:

“Revolving Credit Loan” – collectively, the Incremental Revolving Credit Loans and the Tranche A Revolving Credit Loans made hereunder.

g.	The definition of “Revolving Credit Maximum Amount” is hereby deleted in its entirety and the following substituted in its stead:

“Revolving Credit Maximum Amount” – $175,000,000, as such amount may be increased pursuant to Section 1.7 hereof.

h.	The definition of “Revolving Loan Commitment” is hereby deleted in its entirety and the following substituted in its stead:

“Revolving Loan Commitment” – with respect to any Lender, the sum of such Lender’s Incremental Revolving Loan Commitment plus such Lender’s Tranche A Revolving Loan Commitment, and with respect to all Lenders, the sum of all such Lenders’ Incremental Revolving Loan Commitments plus such Lenders’ Tranche A Revolving Loan Commitments.

i.	The definition of “Total Credit Facility” is hereby deleted in its entirety and the following substituted in its stead:

“Total Credit Facility” – $190,000,000, as such amount may be increased or decreased pursuant to the terms hereof.

j.	The following definitions are hereby added to the Loan Agreement in appropriate alphabetical order:

i.	“Additional Commitment Lender” – as defined in subsection 1.7.3 of the Agreement.

ii.	“Bank Product” – any services or facilities provided to any Borrower by the Agent, any Lender or any of their respective Affiliates (but excluding Cash Management Services) on account of (a) credit cards, (b) purchase cards, (c) merchant services constituting a line of credit, and (d) leasing.

iii.	“Cash Management Services” – any one or more of the following types or services or facilities provided to any Borrower by the Agent, any Lender or any of their respective Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, and (e) merchant services not constituting a Bank Product.

iv.	“Commitment Increase” – as defined in subsection 1.7.1 of the Agreement.

v.	“First Amendment” – that certain First Amendment to Eighth Amended and Restated Loan and Security Agreement dated as of April 27, 2007 by and among the Borrowers, the Agent and the Lenders.

vi.	“First Amendment Effective Date” – April 27, 2007.

vii.	“Increase Effective Date” – as defined in subsection 1.7.4 of the Agreement.

viii.	“Incremental Facility Maximum Amount”– $15,000,000.

ix.	“Incremental Revolving Loan Commitment” – (a) with respect to any Lender, the amount of such Lender’s Revolving Loan Commitment with respect to Incremental Revolving Credit Loans, as set forth below such Lender’s name on the signature page to the First Amendment, and (b) with respect to all Lenders, the aggregate amount of such Lenders’ Revolving Loan Commitments with respect to Incremental Revolving Credit Loans, in an aggregate amount not to exceed the Incremental Facility Maximum Amount.

x.	“Other Liabilities” – (a) any Cash Management Services furnished to any of the Borrowers or any of their Subsidiaries and/or (b) any transaction with the Agent, any Lender or any of their respective Affiliates, which arises out of any Bank Product entered into with any Borrower and any such Person, as each may be amended from time to time.

xi.	“Pro Forma Availability Condition” – for any date of calculation with respect to the termination of the Incremental Revolving Loan Commitments, the projected average Availability for each of the twelve fiscal months following, and after giving effect to, such termination, will be equal to or greater than $30,000,000.

xii.	“Tranche A Revolving Credit Loans” – all Revolving Credit Loans made by the Lenders pursuant to Section 1.1 of this Agreement other than Incremental Revolving Credit Loans.

xiii.	“Tranche A Revolving Loan Commitment” – (a) with respect to any Lender, the amount of such Lender’s Revolving Loan Commitment with respect to Tranche A Revolving Credit Loans, as set forth below such Lender’s name on the signature page to the First Amendment, and (b) with respect to all Lenders, the aggregate amount of such Lenders’ Revolving Loan Commitments with respect to Tranche A Revolving Credit Loans, in an aggregate amount not to exceed the Revolving Credit Maximum Amount.

12.	Amendments to Exhibits. Exhibits 8.1.3(d) and 8.1.3(h) to the Loan Agreement are hereby deleted in their entirety and the Exhibits 8.1.3(d) and 8.1.3(h) attached hereto substituted in their stead.

13.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.	This First Amendment shall have been duly executed and delivered by the parties hereto. The Agent shall have received a fully executed copy hereof and of each other document required hereunder, including, without limitation, amended and restated Revolving Notes.

b.	No material misstatements shall have been made in any of the materials furnished to the Agent or to the Lenders prior to the closing of this First Amendment. The Agent shall be satisfied that any financial statements and projections delivered to it fairly present the business and financial condition of the Borrowers and their Subsidiaries, taken as a whole, and that there have been no material adverse change in the assets, business, financial condition or income of the Borrowers and their Subsidiaries, taken as a whole, since the date of the most recent financial information delivered to the Agent; provided that with respect to projected financial information furnished to the Agent or the Lenders, such projections were prepared in good faith on the basis of assumptions believed to be reasonable at the time.

c.	All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this First Amendment shall have been duly and effectively taken. The Agent shall have received from the Borrowers true copies of their respective resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

d.	The Borrowers shall have paid the Agent the fees due in connection herewith.

e.	No Default or Event of Default shall have occurred and be continuing.

f.	The Borrowers shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may have reasonably requested.

14.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Borrowers each hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, each Borrower hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this First Amendment and any future modifications, amendments, substitutions or renewals thereof.

b.	Without limiting any of the provisions of the Loan Agreement or other Loan Documents, the Borrowers shall pay all reasonable costs and expenses incurred by the Agent in connection with this First Amendment, including, without limitation, all reasonable attorneys’ fees.

c.	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or by electronic email in .pdf format shall be effective as delivery of a manually executed counterpart hereof.

d.	This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

e.	This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

RESTORATION HARDWARE, INC., as Lead Borrower

By:	/s/ Chris Newman
Name:	Chris Newman
Title:	SVP & SFO

THE MICHAELS FURNITURE COMPANY, INC., as a Borrower

By:	/s/ Chris Newman
Name:	Chris Newman
Title:	SVP & SFO

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Mark D. Twomey
Mark D. Twomey
Vice President

100 Federal Street Boston, Massachusetts 02110 Tranche A Revolving Loan Commitment: $75,219,667 Incremental Revolving Loan Commitment: $ 6,447,000

THE CIT GROUP/BUSINESS CREDIT, INC., as Co-Administrative Agent and as a Lender

By:	/s/ Adrian Avalos
Name:	Adrian Avalos
Title:	Vice President

300 South Grand Avenue, 10th Floor Los Angeles, California 90071 Tranche A Revolving Loan Commitment: $41,447,000 Incremental Revolving Loan Commitment: $ 3,553,000

WELLS FARGO RETAIL FINANCE, LLC, as Documentation Agent and as a Lender

By:	/s/ Emily J. Abrahamson
Name:	Emily J. Abrahamson
Title:	Assistant Vice President

One Boston Place, 18th Floor Boston, Massachusetts 02108 Tranche A Revolving Loan Commitment: $58,333,333 Incremental Revolving Loan Commitment: $ 5,000,000